      As filed with the Securities and Exchange Commission on August 4, 1997

                                                  Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                            THREE-FIVE SYSTEMS, INC.
             (Exact name of Registrant as specified in its charter)


             Delaware                                           86-0654102
  (State or other jurisdiction                               (I.R.S. Employer
of incorporation or organization)                         Identification Number)

                             1600 North Desert Drive
                              Tempe, Arizona 85281
               (Address of Principal executive offices)(zip code)

                            THREE-FIVE SYSTEMS, INC.
                         1997 Employee Stock Option Plan
                            (Full Title of the Plan)

                                David R. Buchanan
                        Chairman of the Board, President,
                           and Chief Executive Officer
                            THREE-FIVE SYSTEMS, INC.
                  1600 North Desert Drive, Tempe, Arizona 85281
                                 (602) 389-8600
          (Telephone number, including area code, of agent for service)


This Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission, and sales of the registered securities will begin as soon as reasonably practicable after such effective date.

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                     Proposed maximum         Proposed maximum          Amount of
Title of Securities to be        Amount to be       offering price per       aggregate offering     registration fee
       Registered                registered(1)            share                     price
--------------------------------------------------------------------------------------------------------------------
      Common Stock                5,000 Shares          $  12.375                   $61,875.00            $18.75
      Common Stock                4,000 Shares          $  14.875                   $59,500.00            $18.03
      Common Stock                  500 Shares          $  16.75                     $8,375.00            $ 2.54
      Common Stock                  500 Shares          $  22.6875                  $11,343.75            $ 3.44
      Common Stock               90,000 Shares          $  22.469(2)             $2,022,210.00           $612.79
                                -------                                          -------------            -------
                                100,000 Shares                                   $2,163,303.75           $655.55
                                                                                 =============            =======
====================================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1997 Employee Stock Option Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of outstanding shares of Common Stock of Three-Five Systems, Inc.

(2) Calculated for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, using the average of the high and low sales prices for the Common Stock of Three-Five Systems, Inc. on July 31, 1997, as reported on the New York Stock Exchange.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

                  Three-Five Systems, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

         (a) The Registrant's latest annual report on Form 10-K (Commission File No. 1-4373) for the fiscal year ended December 31, 1996 filed on March 14, 1997;

         (b) The Registrant's latest quarterly report on Form 10-Q (File No. 1-4373) for the quarter ended June 30, 1997 filed on July 15, 1997; and

         (c) The description of the Registrant's Capital Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on October 18, 1994.

                  All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities

                  Not applicable.

Item 5.  Interests of Named Experts and Counsel

                  The firm of O'Connor, Cavanagh, Anderson, Killingsworth & Beshears, a professional association, Phoenix, Arizona, has acted as counsel for the Registrant in the preparation of this Registration Statement. As of July 15, 1997, certain members of such firm beneficially owned a total of 12,600 shares of the Registrant's Common Stock. In addition, Michelle Buchanan, who practices in the firm's environmental law group, is the spouse of Jeffrey D. Buchanan.

Item 6.  Indemnification of Directors and Officers

         The Company's Restated Certificate of Incorporation provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption or limitation of liability is not permitted under the Delaware GCL. Under the Delaware GCL, directors may be held liable (i) for any breach of the directors' duty of loyalty to the Company of its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock purchases, or (iv) for any transaction from which the director derived an improper personal benefit. The effect of this provision in the Restated Certificate is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages from a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (iv) above. In addition, the Restated Certificate provides that any repeal or modification of this provision by the Company's stockholders will not adversely affect any right or protection of



                                      II.1
a director of the Company existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification. This provision does not limit or eliminate the rights of the Company or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a directors' duty of care.

         The Company's Restated Certificate requires the Company to indemnify its directors, officers and certain other representatives of the Company against expenses and certain other liabilities arising out of their conduct on behalf of the Company to the maximum extent and under all circumstances permitted by law. In addition, the Bylaws of the Company provide more particularly that directors and officers of the Company shall be indemnified against expenses and certain other liabilities arising out of legal actions brought or threatened against them for their conduct on behalf of the Company, provided that each such person acted in good faith and in a manner he reasonably believed was in or not opposed to the Company's best interests. Indemnification by the Company is available in a criminal action only if such person also had no reasonable cause to believe that his conduct was unlawful. In the case of an action by or in the right of the Company, indemnification is available if such person acted in good faith and in a manner that he reasonably believed was in or not opposed to the Company's best interests, except as regards a person adjudged to be liable to the Company, unless a court shall determine that such person is fairly and reasonably entitled to indemnity for certain expenses. Indemnification is not available with respect to proceedings, claims, or actions initiated or brought voluntarily by an officer or director against the Company.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed

                  Not applicable.

Item 8.  Exhibits

Exhibit
Number         Exhibit
------         -------
4         Three-Five Systems, Inc. 1997 Employee Stock Option Plan

5         Opinion and consent of O'Connor, Cavanagh, Anderson, Killingsworth &
          Beshears, a professional association

23.1      Consent of Independent Public Accountants - Arthur Andersen LLP

23.2      Consent of O'Connor, Cavanagh, Anderson, Killingsworth & Beshears,
          P.A. is contained in Exhibit 5

24        Power of Attorney (included on page II.4 of this Registration
          Statement)

Item 9.  Undertakings

                  A.  The undersigned Registrant hereby undertakes:

                           (1) to file, during any period in which offers or
sales are being made, a post-effective amendment to this Registration Statement
(i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed



                                      II.2
that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                           (2) that, for the purpose of determining any
liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                           (3) to remove from registration by means of a
post-effective amendment any of the securities being registered which remain unsold at the termination of the 1997 Employee Stock Option Plan.

                  B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  C. The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered, to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                  D. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.




                                      II.3

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on July 24, 1997.

                                        THREE-FIVE SYSTEMS, INC.


                                        By: /s/ David R. Buchanan
                                            ------------------------------------
                                                David R. Buchanan, Chairman of
                                                the Board, President, and Chief
                                                Executive Officer
                                                (Principal Executive Officer)

                                POWER OF ATTORNEY

                  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, David R. Buchanan and Jeffrey D. Buchanan and each of them, as his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

        SIGNATURE                                   POSITION                          DATE
        ---------                                   --------                          ----
/s/ David R. Buchanan               Chairman of the Board, President,             July 24, 1997
-------------------------           and Chief Executive Officer
    David R. Buchanan               (Principal Executive Officer)

/s/ Jeffrey D. Buchanan             Vice President-Finance, Administration,
-------------------------           Legal; Chief Financial Officer; Secretary
    Jeffrey D. Buchanan             and Treasurer (Principal Financial and
                                    Accounting Officer) and Director              July 24, 1997

/s/ David C. Malmberg               Director
-------------------------
    David C. Malmberg                                                             July 24, 1997

/s/ Burton E. McGillivray           Director                                      July 24, 1997
-------------------------
    Burton E. McGillivray

/s/ Gary R. Long                    Director                                      July 24, 1997
-------------------------
    Gary R. Long

/s/ Kenneth M. Julien               Director                                      July 24, 1997
-------------------------
    Kenneth M. Julien




                                      II.4